Exhibit 99.1

OXSQ Announces New Credit Facility

GREENWICH, CT – 6/21/2018 – Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (the “Company,” “we,” “us,” or “our”) announced today that on June 21, 2018, Oxford Square Funding 2018, LLC (“OXSQ Funding”), a special purpose vehicle that is a wholly-owned subsidiary of the Company, entered into a credit facility (the “Facility”) with Citibank, N.A. Pricing under the Facility is generally based on 3-month LIBOR plus 2.25% per annum. Pursuant to the terms of the credit agreement governing the Facility, OXSQ Funding has borrowed approximately $95.2 million. The Facility will mature on June 21, 2020, and is subject to periodic repayment prior to such date from collections on OXSQ Funding’s loan assets and certain other mandatory payment requirements.

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including, but not limited to, statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280